                                                                Exhibit 10.18

                        DATED THIS 28th DAY of APRIL 2000


                                     BETWEEN


                           PALM PEAK TRADING SDN.BHD.
                              (Company No.251101-P)
                                  ("LANDLORD")


                                       AND


                   CENTURION WIRELESS COMPONENTS (M) SDN. BHD.
                     (formerly known as WEB LOGIC SDN. BHD.)
                              (Company No.497908-H)
                                  (" TENANT" )


      * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *


                                TENANCY AGREEMENT


      * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *


                               MESSRS. GHAZI & LIM
                             ADVOCATES & SOLICITORS
                              19TH FLOOR, MWE PLAZA
                               NO.8 LEBUH FARQUHAR
                                10200 GEORGETOWN
                              PENANG, WEST MALAYSIA
                               TEL: (604)-2633688
                               FAX: (604)-2627433
                           E-MAIL: gnlpg@po.jaring.my

                             (OUR REF: C6/00/KBC/c)
                              Disk C10: C6-00-C.TA

         AN AGREEMENT made on the 28th day of April, 2000 between PALM PEAK TRADING SDN. BHD. [Company No. 251101-P), a company incorporated in Malaysia and having its registered office at No. 14, 2nd Floor, Church Street, 10200 Penang (hereinafter referred to as "the Landlord" which expression shall where the context so admits include the person(s) or corporation(s) for the time being entitled to the reversion immediately expectant on the determination of the tenancy hereby created) of the one part and CENTURION WIRELESS COMPONENTS (M) SDN. BHD. [Company No. 497908-H] (formerly known as WEB LOGIC SDN. BHD.), a company incorporated in Malaysia and having its registered office at 51-21-A Menara BHL Bank, Jalan Sultan Ahmad Shah, 10050 Penang (hereinafter referred to as "the Tenant") of the other part.

RECITAL

         WHEREAS the Landlord is the registered proprietor of all that leasehold land known as No. P.T. Lot No. 5353 Mukim 1,Daerah Seberang Perai Tengah, Penang held under Suratan Hakmilik Sementara No. H.S. (D) 5005 (hereinafter referred to as "the said Land") comprising of a total land area of approximately 1685 square metres together with a factory unit erected or to be erected thereon with a built-up area of approximately 23,000 square feet (the said Land and the factory unit to be hereinafter referred to as "the said Premise").

         AND WHEREAS the said Land is currently charged to OCBC Finance Berhad ("hereinafter referred to as "the said Chargee") via a charge bearing Presentation No. 7148/96, Jilid No. 687, Folio 118 (hereinafter referred to as "the said Charge").

         AND WHEREAS the Landlord shall seek and obtain the written consent of the said Chargee to the tenancy of the said Premise by the Tenant for the Term.

         AND WHEREAS the said Land has an express restriction-in-interest namely that it "shall not be transferred, charged, leased, subleased or otherwise in any manner dealt with or disposed of without the written sanction of the State Authority".

         AND WHEREAS the Landlord is desirous of letting and the Tenant is desirous of taking all of the said Premise more particularly shaded green in the layout plan annexed herewith as Appendix A for a term of three (3) years commencing on the 1st day of July 2000 (hereinafter referred to as "the Term") subject to the terms and conditions hereinafter appearing.
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                                       2

DEFINITIONS AND INTERPRETATIONS

Words                                                  Meaning
-----                                                  -------
"appropriate/relevant authorities"                     any person(s) or body exercising
                                                       powers and discretion under statute
                                                       or any other written law within the
                                                       State of Penang.

"ready to be utilised"                                 means water and electrical fittings and fixtures
                                                       have been installed in the said Premise, tested and
                                                       commissioned  by the appropriate/relevant
                                                       authorities and the supply is available for
                                                       tapping; fire-fighting requirements and
                                                       regulations have been complied with; and access
                                                       to the said Premise is unobstructed.

"Rental"                                               Ringgit Malaysia Twenty Thousand
                                                       (RM20,000.00) only per month.
"Security Deposit"                                     Ringgit Malaysia Forty Thousand
                                                       (RM40,000.00) only being equivalent
                                                       to two (2) months' Rental.

"Term"                                                 Three (3) years commencing on the lst July 2000.

"the Commencement Date"                                the date on which the tenancy herein commencing
                                                       which is mutually agreed to be the 1st July 2000
                                                       i.e. date on which the Landlord hands over the
                                                       said Premise to the Tenant with vacant
                                                       possession ready to be utilised for the named User.

"the Landlord"                                         PALM PEAK TRADING SDN. BHD. [Company
                                                       No.251101-P] , a company incorporated in
                                                       Malayaia with its registered office at No. 14, 2nd
                                                       Floor, Church Street, 10200 Penang.

"the Tenant"                                           CENTURION WIRELESS COMPONENTS (M) SDN. BHD. (Company No. 497908-93, a
                                                       company incorporated in Malaysia and having its registered office at
                                                       51-21-A Menara RHL Bank, Jalan Sultan Ahmad Shah, 10050 Penang.

"the User"                               the said Premise falls under the
                                         industrial category of use and shall for the
                                         purposes of this tenancy be used as a
                                         manufacturing warehouse.


NOW IT IS HEREBY AGREED as follows:

1. The Landlord hereby lets and the Tenant hereby accepts the tenancy of the whole of the said Premise for a period of three (3) years commencing from the 1st July 2000 (hereinafter referred to as "the Commencement Date") to the 30th June 2003 at a monthly rental of Ringgit Malaysia Twenty Thousand (RM20,000.00) only per month (hereinafter referred to as "the Rental") which shall be paid monthly in advance within the first seven (7) days of each and every subsequent calender month; the first of the Rental to be paid within five (5) days of the Commencement Date in conjunction with Clause 3(b) below.

2. In accordance with Section 226 of the National Land Code, 1965, the Landlord shall ensure that the consent of the said Chargee, in respect of this tenancy, is sought and obtained (hereinafter referred to as "the said Chargee's consent"). The same of which shall be made in writing and executed by the said Chargee or its lawfully authorised signatory.

3.       (a)      Upon the execution of this Agreement and upon receipt of the said Chargee's consent, whichever is the later, the Tenant shall pay to the Landlord a deposit in the sum of Ringgit
                  Malaysia Forty Thousand (RM40,000.00) only being equivalent to two (2) months' Rental (hereinafter referred as "the Security
                  Deposit"), the receipt of which the Landlord hereby acknowledges on the execution of this Agreement as security for the due observance and performance by the Tenant of the stipulations, terms and conditions of this Agreement.

         (b) The Security Deposit or so much thereof as may be necessary shall only be forfeited to the Landlord upon any breach of the stipulations, terms and conditions of this Agreement by the Tenant by way of liquidated damages and not by way of penalty and if no breach by the Tenant shall occur, the Security Deposit shall upon the expiration or the sooner determination of this Agreement be returned to the Tenant forthwith free of interest cost or compensation less such sum or sums as may then be owing to the Landlord or in respect of any such sums for payment of water and electricity, telephone and the likes
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                                       4

                  to the appropriate/relevant authorities Provided Always should the Landlord fail to return to the Tenant the Security Deposit or the balance thereof (if any) as the case may be within one
                  (1) month after the expiration or sooner determination of this Agreement, the Tenant shall be entitled to levy interest on the same at twelve per centum (12%) per annum.

4. Upon the expiration or sooner determination of this Agreement the Tenant shall have the option to either:

         (a) restore the said Premise to its original state and condition as at the Commencement Date (subject to normal wear and tear as may be reasonably expected); or

         (b) leave any installations, fittings, fixtures, additions, partitions renovations made by the Tenant intact in the said Premise without any compensation from the Landlord.

         Provided in the event the Landlord elects to exercise its discreticn of early termination in accordance with Clause 12 hereof and/or request that any installations, fittings, fixtures, partitions, additions in the said Premise to be left so intact by the Tenant the Landlord shall compensate the Tenant for the same at a rate to be determined by an independent appraiser or at the current net book value of the same (whichever is the higher).

5. The Tenant shall at the Tenant's own costs and expense apply to all or any appropriate/relevant authorities to obtain the necessary licenses approvals and/or consents for the tenancy if so required by the appropriate/relevant authorities.

6. The Landlord shall nonetheless be solely responsible and shall ensure that the Certificate of Fitness for Occupation for the said Premise is sought and obtained and shall endeavour to assist the Tenant in obtaining all other relevant approvals and/or consents which are necessary for the occupation and use of the said Premise for its named User (if any) .

7. THE LANDLORD HEREBY COVENANTS WITH THE TENANT as follows:

         (a) To pay all quit rent and assessment imposed on and payable in respect of the said Premise;

         (b) That in the event of the Tenant paying the rent hereby reserved and observing and performing the stipulations herein on its part contained, the Tenant shall peacefully hold and enjoy the quiet occupation of the said Premise
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                                       5

                  during the Term hereby granted without any interruption by the Landlord or any person(s) rightfully claiming under or in trust for the Landlord;

         (c) To keep the roof, main structure, exterior plaster or other surface material or rendering on the internal walls, floors and exterior of the said Premise in good and tenantable repair and condition throughout the Term hereby granted. Provided Always that where repairs under this covenant becomes necessary by reason of the negligence of the Tenant or its servants or licensees then the Tenant shall carry out such repairs at its own cost and expense;

         (d) To insure the said Premise at the Landlord's expense against loss or damage by fire, lightning explosion aircraft (including articles dropped from aircraft) civil commotion malicious persons earthquake storm tempest flood bursting and overflowing of water pipes tanks and other apparatus, impact by vehicles and other natural disasters or act of God (hereinafter referred to as "the Insured Risks") in full value thereof and to cause all or any monies received by virtue of such insurance to be expended forthwith in rebuilding and reinstating the said Premise and to make up any deficiency out of their own pocket Provided That the Landlord's obligation under this covenant shall cease if the insurance shall be rendered void by reason of any act or default of the Tenant and in the case whereby the said Premise or any part thereof shall at any time be destroyed or damaged by the Insured Risks so as to be unfit for substantial occupation or use and the policy or policies effected by the Landlord shall not have been, invalidated or payment of the policy monies refused in consequence of some act or default of the Tenant the rents hereby reserved or a just and fair proportion thereof according to the nature and extent of the actual damage done (and as certified by an independent surveyor) shall be suspended as from the happening of the said Insured Risks until the said Premise shall be again rendered fit, for occupation and use Provided that the Tenant shall be entitled to terminate the Tenancy in the events the Premise shall not be reinstated and rendered fit for occupation and use for the Tenant's business within three (3) months from the date of the damage or distinction.

         (e) In the event of the said Premise being damaged or destroyed by fire, to reinstate the same at their own expense and with all speed within the three (3) months
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                                       6

                  (and this covenant is additional to the foregoing covenant to insure the said Premise).

         (f) To permit the Tenant to affix, paint or otherwise exhibit on the exterior of the said Premise or any part thereof any name plate, signboard, placard poster or advertisement for the purpose of any public announcement or advertisement of the Tenant's business.

         (g) That the Tenant shall have the first option or first right of refusal to rent the adjoining building to the said Premise erected on P.T.Lot No. 5352 belonging to the Landlord should the adjoining building become available for letting provided that the Tenant shall exercise the option within fourteen (14) days of the receipt by the Tenant of the Landlord's written notice of the availability of the adjoining building for rent.

8.       THE TENANT HEREBY COVENANTS WITH THE LANDLORD as follows:

         (a)      To pay the Rental on the days and in the manner aforesaid.

         (b) To pay and discharge all outgoings in respect of the said Premise from the Commencement Date including that of water, electricity consumed within the said Premise according no the meters thereon and all charges for sewage, refuse or waste disposal and actions taken to comply with the requirement(s) of the Department of Environment and other appropriate/relevant authorities.

         (c)      To use the said Premise for the named User only.

         (d) To keep the interior of the said Premise, the fixtures, fittings and, structures therein (if any) in good and tenantable repair and condition (subject to reasonable wear and tear AND damage by fire or tempest excepted unless the fire is caused by the Tenant's negligence or wilful default).

         (e) To permit the Landlord and its duly authorised agent with or without appliances at all reasonable times to enter upon the said Premise and to view the conditions thereof and to take inventories of the Landlord's fixtures therein (if any) and to do structural repair to the said Premise.

         (f) Not to assign, sublet or part with the possession of the said Premise or any part thereof to any other parties without the prior written consent of the Landlord having
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                                       7

                  been first sought and obtained (the written consent of which cannot be unreasonably withheld).

         (g) Not to carry out major renovations to the said Premise except with the prior approval of the Landlord and subject to planning permission from the Majlis Perbandaran Seberang Perai.

         (h) Not to do or permit or suffer to be done upon the said Premise, anything which will or may infringe or contravene any law, by-laws or regulations made by the government the local council or other appropriate/relevant authorities affecting the said Premise and the usage thereon.

         (i) Not to Use the said Premise for any unlawful or immoral purposes.

         (j) The Tenant shall not do anything whereby any insurance effected by the Landlord in respect of the said Premise against loss or damage by fire may be rendered void or voidable or whereby the premium for any such insurance may be liable to be increased.

         (k) The Tenant shall not bring or store or permit or suffer to be brought or stored on the said Premise or any part thereof arms ammunition or unlawful goods.

         (l) At the expiration or sooner determination of this tenancy peaceably surrender and yield up to the Landlord the said Premise in accordance with the foregoing covenants under Clause 3 hereof.

9. PROVIDED ALWAYS AND IT IS HEREBY MUTUALLY AGREED BY THE LANDLORD AND THE TENANT as follows:

         (a) The Tenant agrees to occupy use and keep the said Premise at the risk of the Tenant and hereby undertakes to indemnify and keep the Landlord so indemnified against all claims, summonses actions proceedings and demands which may be brought levied or made against the Landlord in respect of the Tenant's use of the said Premise save and except . . .

                  (i) the obtainment of the Certificate of Fitness for Occupation; and

                  (ii) when any accident damage injury is caused through and/or contributed by the negligence and/or the default of the Landlord its servants or agents.

                  This undertaking and indemnity by the Tenant shall onlv be valid for as long as the Tenant has possession of the said Premise thereafter upon the expiration or the sooner determination of this Agreement the Tenant's undertaking and indemnity herein given shall so cease PROVIDED ALWAYS that if it is proven that the matter arised or occurred during the Term of the tenancy, the Tenant's undertaking and indemnity herein given shall ensue.

         (b) Further to 9 (a) above, the Landlord hereby agrees and undertakes to indemnify and keep the Tenant so indemnified against all claims summonses actions proceedings and demands (which may include environmental issues, structural hazards of the said Premise etc.) which occurred prior to the Commencement Date and may be levied or made against the Tenant.

         (c) If the rent hereby reserved or any part thereof shall at any time be unpaid for twenty-one (21) days after the same shall become due (whether formally demanded or not) or any covenant on the Tenant's part herein contained shall not be performed or observed it shall be lawful for the Landlord at any time thereafter to re-enter upon the said Premise or any part thereof in the name of the whole and whereupon the tenancy herein granted shall absolutely determine but without prejudice to the right of action of the Landlord in respect of any antecedent breach of the conditions on the part of the Tenant herein contained.

         (d) Notwithstanding anything stated to the contrary, in the event the application for the appropriate/relevant authorities' consent sanctioning the tenancy of the said Premise by the Tenant is rejected or fails for any reason whatsoever and/or the said Chargee's consent to the tenancy of the said Premise by the Tenant is not obtained, then this Agreement shall cease and be of no further effect and neither party shall have any further claims against the other, save and except that the Landlord shall refund all monies received by it to the Tenant free of interest (if any).

         (e) If any dispute or difference shall arise between the Landlord and the Tenant with regards to any clause matter or thing whatsoever herein contained or the operation or construction hereof or any matter or thing in any way connected with this Agreement or the rights duties or liabilities of either party under or in connection with this tenancy, then and in every such case the dispute or differences shall be determined by a single arbitrator in
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                                       9

                  accordance with the Arbitration Act, 1952 or any statutory modification or re-enactment thereof for the time being in force.

         (f) The Landlord shall upon on the written request of the Tenant made not less than three (3) months before expiration of the Term hereby created and if there shall not be at the time of such request any existing breach or non-observance of any of the covenants on the part of the Tenant hereinbefore contained to be performed at the Tenant's expense, grant to the Tenant a further tenancy of the said Premise for an additional term of three (3) years to commence forthwith from the expiration of the Term hereby created at the market rent as determined by an independent valuer jointly appointed by the parties or riot more than ten percent (10%) of the Rental currently payable immediately before the expiration of the Term hereby created whichever is the lower but otherwise upon the same terms and conditions save and except for this Clause.

         (g) Any notice In writing required to be served hereunder shall be sufficiently served on the Tenant if addressed to the Tenant and left at or sent by registered post to its address as stated herein or at a later date to the said Premise and shall be sufficiently served on the Landlord if addressed to the Landlord and left at or sent by registered post to its address as stated herein or to its last known address. A notice sent by registered post shall be deemed to he given at the time when it ought in the ordinary course of post be delivered at the address to which it is sent.

         (h)      Time wherever mentioned in this Agreement is of the essence.

         (i) The stamp duty shall he paid by the Tenant but each party shall bear its own solicitors cost and expense.

         (j) This Tenancy Agreement shall be binding upon the successors in title, assigns, the personal representatives and heirs of the parties hereto respectively.

10.      SPECIAL CONDITIONS

         (a) The parties hereby further agrees that the Tenant reserves the discretion to exercise early termination of this tenancy before the expiration of the Term PROVIDED
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                                       10

                  THAT the Tenant shall give to the Landlord six (6) months notice in writing of its intention to do so.

         (b) The Landlord hereby also agrees that all tax liabilities whatsoever in respect of this Agreement shall be borne by the Landlord at its sole cost and expense.

11.      (a)      This Agreement embodies the entire understanding of the
                  parties hereto and there are no other arrangements between the parties relating to the tenancy of the said Premise;

         (b) No amendment or modification of this Agreement shall be valid or binding on any party unless the same:

                  (i)      is made in writing;
                  (ii)     refers expressly to this Agreement; and
                  (iii)    are mutually agreed by both parties.

12.      In this Agreement where the context so admits:

         (a) the expression "the Landlord and the Tenant" includes the respective successors in title, personal representatives and assigns of the Landlord and the Tenant and where two or more persons are included in either expression this Agreement shall bind such persons jointly and/or severally.

         (b) words importing the masculine gender shall also include the feminine and neuter gender.

         (c) words importing the singular number shall also include the plural number and vice versa.

         (d) words applicable to natural persons shall also include any company or corporation.

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IN WITNESS WHEREOF the parties hereunto set their hands the day and year first above written:


Signed by Chuah Chong Lai           )
for and on behalf of the            )
abovenamed Landlord in              )       /s/ Chuah Chong Lai
the presence of:                    )       ___________________________________
                                                for an on behalf of
                                              PALM PEAK TRADING SDN. BHD.
                                                (Company No. 251101-P)

Khoo Boon Chye
Advocate & Solicitor
Penang                                        /s/ Yenho K. Tree
                                              __________________________________
                                                  for an on behalf of
Signed by Yenho K. Tree             )          CENTURION WIRELESS COMPONENTS (M)
for and on behalf of the            )                    SDN. BHD.
abovenamed Tenant in                )             (Company No. 497908-H)
the presence of:                    )





Khoo Boon Chye
Advocate & Solicitor
Penang